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                                   EXHIBIT 3.5

                            ARTICLES OF INCORPORATION
                                       OF
                      WESTERN METHODS MACHINERY CORPORATION

                                        I
     The name of the corporation is WESTERN METHODS MACHINERY CORPORATION.

                                       II
     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III
     The name and address in this state of the corporation's initial agent for service of process are:

                           Donald J. Rumsey
                           3757 Overland Avenue
                           Los Angeles, California 90034

                                       IV
     The corporation is authorized to issue only one class of shares, having a total number of One Million (1,000,000) shares.



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     IN WITNESS WHEREOF, the undersigned, who are the incorporators of this corporation, have executed these Articles of Incorporation on January 13, 1978.



                                             /s/   Ira J. Miller
                                             ---------------------------
                                             IRA J. MILLER, Incorporator


                                             /s/  Lon R. Clearwaters
                                             --------------------------------
                                             LON R. CLEARWATERS, Incorporator


                                             /s/  Melvin J. Ruland
                                             ------------------------------
                                             MELVIN J. RULAND, Incorporator


STATE OF CALIFORNIA           )
                              ) ss.
COUNTY OF LOS ANGELES         )

     On January 13, 1978, before me, Lennie E. Jobe, a Notary Public in and for said State, personally appeared IRA J. MILLER, LON R. CLEARWATERS and MELVIN J. RULAND, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

     WITNESS my hand and official seal.


                                                /s/  Notary Public
                                               --------------------
                                               Notary Public


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